UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2023

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 15, 2023, Velo3D, Inc. (the “Company”) filed a Form 12b-25 with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Quarterly Report”).
The Company previously furnished a Current Report on Form 8-K with the SEC on November 6, 2023 with the Company’s results for the three and nine months ended September 30, 2023 compared to the three and nine months ended September 30, 2022 (the “Earnings 8-K”). Subsequent to the Earnings 8-K, in connection with the preparation of the Quarterly Report, the Company determined that approximately $200,000 of revenues previously reported in the Earnings 8-K should have been deferred. As a result of the expected corresponding reduction in the third quarter revenues previously reported in the Earnings 8-K, the Company expects the Quarterly Report to report for the quarter ended September 30, 2023 revenues of $23.8 million, gross profit of $1.5 million, gross margin of 6.3%, and a net loss of $(17.4 million) million, or $(0.09) per diluted share. The Company does not expect any additional changes to the results reported in the Earnings 8-K other than those resulting from the $200,000 of revenues as discussed above; however, results may be subject to change after the completion of the Company’s condensed consolidated financial statements as of and for the periods ended September 30, 2023.
Further, as a result, the Company expects that it will not satisfy the minimum revenue covenant for the quarter ended September 30, 2023 in the Company’s senior secured convertible notes due 2026 (the “Notes”) when the Company finalizes its condensed consolidated financial statements as of and for the periods ended September 30, 2023 in connection with the filing of the Quarterly Report, which, if not waived, would result in an event of default under the Notes and allow the holders of the Notes to declare the Notes due and payable in cash in an amount equal to the Event of Default Acceleration Amount (as defined in the Notes). Since discovering the issue, the Company has been negotiating a proposed amendment to the Notes with the holders thereof, although the Company does not expect that a waiver or an amendment will be obtained within the extension period provided for by Rule 12b-25. As such, the Company will present the debt as current on the consolidated balance sheet and will include disclosure that the Company has substantial doubt about its ability to continue as a going concern. The Company expects to continue discussions with the holders of the Notes subsequent to filing the Quarterly Report; however, the Company may not be able to obtain a waiver or an amendment on favorable terms or at all. If a waiver or amendment is not agreed to by the holders of the Notes, the Company does not have sufficient capital to satisfy the outstanding principal and interest due. The Company expects to file the Quarterly Report by November 20, 2023.
The information furnished with this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the Company’s expectations regarding its results for the quarter ended September 30, 2023 and the timing of the filing of the Quarterly Report, a potential event of default under the Notes and the Company’s negotiations with the holders of the Notes regarding a proposed amendment to the Notes, and the Company’s ability to continue as a going concern, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the price of the Company’s securities. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	November 15, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer